AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                               TANAKA FUNDS, INC.

         TANAKA Funds, Inc., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Charter of the Corporation is hereby amended as follows:

         (1) to add the phrase "(herein after called the "Corporation")" directly after the word "Inc." in ARTICLE SECOND;

         (2) to replace the text of ARTICLES THIRD, FOURTH and FIFTH in their entirety with the following:

     "THIRD: The purpose for which the Corporation is formed is to conduct, operate and carry on the business of an investment company registered under the Investment Company Act of 1940 and to exercise all of the powers and to do any and all of the things as fully and to the same extent as any other corporation incorporated under the laws of the State of Maryland, now or hereinafter in force.

     "FOURTH: The post office address of the principal office of the Corporation in the State of Maryland is:

                 c/o The Corporation Trust, Incorporated
                 32 South Street
                 Baltimore, Maryland  21202

     The name and post office address of the resident agent of the Corporation in the State of Maryland is:

                "The Corporation Trust, Incorporated
                 32 South Street
                 Baltimore, Maryland  21202

     "FIFTH: (a) The total number of shares of stock which the Corporation shall have authority to issue is two hundred and fifty million (250,000,000) shares of stock, with a par value of one cent ($.01) per share, to be known and designated as Common Stock, such shares of Common Stock having an aggregate par value of two million five hundred thousand dollars ($2,500,000). Such shares and the holders thereof shall be subject to the following provisions:

         "(1) Each holder of Common Stock may require the Corporation to redeem all or any part of the Common Stock owned by that holder, upon request to the Corporation or its designated agent, at the net asset value of the shares of Common Stock next determined following receipt of the request in a form approved by the Corporation and accompanied by surrender of the certificate or certificates for the shares, if any. The Board of Directors may establish procedures for redemption of Common Stock. The right of a holder of Common Stock redeemed by the Corporation to receive dividends thereon and all other rights with respect to the shares shall terminate at the time as of which the redemption price has been determined, except the right to receive the redemption price and any dividend or distribution to which that holder had become entitled as the record stockholder on the record date for that dividend.

              "(2) (i) The term "Minimum Amount" when used herein shall mean one thousand dollars ($1,000) unless otherwise fixed by the Board of Directors from time to time, provided that the Minimum Amount may not in any event exceed one hundred thousand dollars ($100,000). The Board of Directors may establish differing Minimum Amounts for categories of holders of Common Stock based on such criteria as the Board of Directors may deem appropriate.

              "(ii) If the net asset value of the shares of Common Stock held by a stockholder shall be less than the Minimum Amount then in effect with respect to the category of holders in which the stockholder is included, the Corporation may redeem all of those shares, upon notice given to the holder in accordance with paragraph (iii) of this subsection (2), to the extent that the Corporation may lawfully effect such redemption under the laws of the State of Maryland.

              "(iii) The notice referred to in paragraph (ii) of this subsection (2) shall be in writing personally delivered or deposited in the mail, at least thirty days (or such other number of days as may be specified from time to time by the Board of Directors) prior to such redemption. If mailed, the notice shall be addressed to the stockholder at his post office address as shown on the books of the Corporation, and sent by first class mail, postage prepaid. The price for shares acquired by the Corporation pursuant to this subsection (2) shall be an amount equal to the net asset value of such shares.

         "(3) Payment for shares of Common Stock redeemed by the Corporation shall be made by the Corporation within seven business days of such surrender out of the funds legally available therefor, provided that the Corporation may suspend the right of the stockholders to redeem shares of Common Stock and may postpone the right of those holders to receive payment for any shares when permitted or required to do so by applicable statutes or regulations. Payment of the aggregate price of shares surrendered for redemption may be made in cash or, at the option of the Corporation, wholly or partly in such portfolio securities of the Corporation as the Corporation shall select.

         "(4) Shares of Common Stock shall be entitled to dividends or distributions, in cash, in property or in shares of Common Stock, as may be declared from time to time by the Board of Directors, acting in its sole discretion, out of the assets lawfully available therefor. The Board of Directors may provide that dividends shall be payable only with respect to those shares of Common Stock that have been held of record continuously by the stockholder for a specified period, not to exceed 72 hours, prior to the record date of the dividend.

         "(5) On each matter submitted to a vote of the stockholders, each holder of Common Stock shall be entitled to one vote for each share standing in his name on the books of the Corporation. All holders of shares of stock shall vote as a single class except with respect to any matter which affects only one or more classes of stock, in which case only the holders of shares of the class or classes affected shall be entitled to vote.

         "(6) The Board of Directors is authorized to classify or to reclassify, from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of or rights to require redemption of the stock.

         "(7) The Corporation may issue shares of Common Stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately, to the respective fractions represented thereby, all the rights of whole shares, including without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon the liquidation of the Corporation, but excluding the right to receive a stock certificate representing fractional shares.

     "(b) No stockholder shall be entitled to any preemptive right other than as the Board of Directors may establish.

     "(c) Subject to the aforesaid power of the Board of Directors, one series of shares is hereby designated and classified as TANAKA

     Growth Fund and one hundred fifty million (150,000,000) shares of Common Stock (par value $.01 per share) are hereby initially classified and allocated to such series. TANAKA Growth Fund shall have three classes designated and classified as TANAKA Growth Fund Class A, TANAKA Growth Fund Class B and TANAKA Growth Fund Class R. Fifty million (50,000,000) shares of the Common Stock designated and classified as TANAKA Growth Fund are classified and allocated as TANAKA Growth Fund Class A Common Stock, fifty million (50,000,000) shares of the Common Stock designated and classified as TANAKA Growth Fund are classified and allocated as TANAKA Growth Fund Class B Common Stock, and fifty million (50,000,000) shares of the Common Stock designated and classified as TANAKA Growth Fund are classified and allocated as TANAKA Growth Fund Class R Common Stock.

     "(d) At any time when there are no shares outstanding or subscribed for a particular series or class previously established and designated herein or by the Board of Directors, the series or class may be eliminated by the Board of Directors."

         (3) to capitalize the word "Corporation" in each place it appears in ARTICLE SIXTH;

         (4) to replace the text of ARTICLES SEVENTH, EIGHTH and NINTH in their entirety with the following:

     "SEVENTH:  The following  provisions are inserted for the purpose
     of  defining,   limiting  and   regulating   the  powers  of  the
     Corporation and of the Board of directors and stockholders.

     "(a) In addition to its other  powers  explicitly  or  implicitly
     granted  under  these  Articles  of  Incorporation,   by  law  or
     otherwise, the Board of Directors of the Corporation:

         "(1) is expressly and exclusively authorized to make, alter, amend or repeal the By-Laws of the Corporation;

         "(2) may from time to time determine whether, to what extent at what times and places, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except as conferred by statute or as authorized by the Board of Directors of the Corporation;

         "(3) is empowered to authorize, without stockholder approval, the issuance and sale from time to time of shares of stock of the Corporation whether now or hereafter authorized;

         "(4) is authorized to adopt procedures for determination of the net asset value of shares of any class of the Corporation's stock; and

         "(5) is authorized to declare dividends out of funds legally available therefor on shares of each class of stock of the Corporation payable in such amounts and at such times as it determines, including declaration by means of a formula or similar method and including dividends declared or payable more frequently than meetings of the Board of Directors.

     "(b) Notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of the Corporation's stock entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon.

     "(c) The presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast on the matter shall constitute a quorum.

     "(d) Any determination made in good faith by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations, or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation, or liability for which such reserves or charges shall have been created shall be then or thereafter required to be paid or discharged), as to the value of or the method of valuing any investment owned or held by the Corporation, as to market value or fair value of any investment or fair value of any other asset of the Corporation, as to the allocation of any asset of the Corporation to a particular class or classes of the Corporation's stock, as to the charging of any liability of the Corporation to a particular class or classes of the Corporation's stock, as to the number of shares of the Corporation outstanding, as to the estimated expense to the Corporation in connection with purchases of its shares, as to the ability to liquidate investments in orderly fashion, or as to any other matters relating to the issue, sale, redemption or other acquisition or disposition of investments or shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

     "(e) The Corporation is not required to hold an annual meeting in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940.

     "EIGHTH: (a) To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the corporation shall have any liability to the corporation or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

     "(b) The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the full extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to it officers to the same extent as its directors and may do so to such further extent as is consistent with law. The Board of Directors may by By-Law, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the full extent permitted by the Maryland Corporation Law.

     "(c) No provision of this Article shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     "(d) Reference to the Maryland General Corporation Law in this Article are to the law as from time to time amended. No amendment to the Articles of Incorporation of the Corporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to such amendment.

     "NINTH: The Corporation expressly reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation or in any amendment thereto in the manner now or hereafter prescribed by the laws of the State of Maryland, including any amendment which alters the contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding stock, and all rights conferred herein are granted subject to such reservation;" and

         (5) to capitalize the word "Corporation" in each place it appears in ARTICLE TENTH.

     SECOND: The foregoing amendments were approved by a majority of the entire Board of Directors.

     THIRD: Immediately prior to the filing of these Articles of Amendment and Restatement and as amended, the total number of shares of all series and classes which the Corporation had the authority to issue was two-hundred fifty million (250,000,000) shares of stock, with a par value of one cent ($.01) per share, to be known as Common Stock, such shares of Common Stock having an aggregate par value of two million five hundred thousand dollars ($2,500,000).

     FOURTH: Immediately prior to the filing of these Articles of Amendment and Restatement, one series of shares had been designated and classified as TANAKA Growth Fund and fifty million (50,000,000) shares of Common Stock had been initially classified and allocated to such series.

     FIFTH: As amended hereby, until such time as the Board of Directors shall provide otherwise in accordance with paragraph (a)(6) of Article FIFTH of the Corporation's Articles of Incorporation, one hundred fifty million (150,000,000) of such shares of Common Stock shall be designated and classified as TANAKA Growth Fund shares. The TANAKA Growth Fund series will consist of three classes:
TANAKA Growth Fund Class A, TANAKA Growth Fund Class B and TANAKA Growth Fund Class R. Fifty million (50,000,000) shares of the Common Stock designated and classified as TANAKA Growth Fund are classified and allocated as TANAKA Growth Fund Class A Common Stock, fifty million (50,000,000) shares of the Common Stock designated and classified as TANAKA Growth Fund are classified and allocated as TANAKA Growth Fund Class B Common Stock, and fifty million (50,000,000) shares of the Common Stock designated and classified as TANAKA Growth Fund are classified and allocated as TANAKA Growth Fund Class R Common Stock.

     SIXTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption for each class of shares is set forth in ARTICLE FIFTH if the Corporation's charter as amended and restated herein.

     SEVENTH: The restatement of the Charter as so amended has been approved by a majority of the entire Board of Directors. The Corporation has five directors currently in office. These directors are Graham Y. Tanaka, Charles A. Dill, David M. Fox, Thomas R. Schwarz and Scott D. Stooker.

     EIGHTH: There was no stock outstanding and entitled to be voted on this matter at the time of approval.

     NINTH: The current address of the principal office of the Corporation and the name and address of the resident agent of the Corporation are set forth in the Charter as amended.

     TENTH: The Articles of Incorporated of the Corporation, as amended herein, are hereby restated as follows. The provisions set forth in this Restatement include all provisions of the Charter that are currently in effect, including the provisions set forth in ARTICLE FIRST above.


                                 * * * * * * * *


                               TANAKA FUNDS, INC.

                      ARTICLES OF AMENDMENT AND RESTATEMENT


     FIRST: The undersigned, Steven M. Felsenstein, whose post office address is One Commerce Square, Philadelphia, Pennsylvania 19103, and being at least eighteen years of age, does hereby cause to be filed these Articles of Incorporation for the purpose of forming a corporation under the General Corporation Law of the State of Maryland.

     SECOND: The name of the corporation is TANAKA Funds, Inc. (herein after called the "Corporation").

     THIRD: The purpose for which the Corporation is formed is to conduct, operate and carry on the business of an investment company registered under the Investment Company Act of 1940 and to exercise all of the powers and to do any and all of the things as fully and to the same extent as any other corporation incorporated under the laws of the State of Maryland, now or hereinafter in force.

     FOURTH: The post office address of the principal office of the Corporation in the State of Maryland is:

              c/o The Corporation Trust, Incorporated
              32 South Street
              Baltimore, Maryland  21202

         The name and post office address of the resident agent of the Corporation in the State of Maryland is:

              The Corporation Trust, Incorporated
              32 South Street
              Baltimore, Maryland  21202

     FIFTH: (a) The total number of shares of stock which the Corporation shall have authority to issue is two hundred and fifty million (250,000,000) shares of stock, with a par value of one cent ($.01) per share, to be known and designated as Common Stock, such shares of Common Stock having an aggregate par value of two million five hundred thousand dollars ($2,500,000). Such shares and the holders thereof shall be subject to the following provisions:

         (1) Each holder of Common Stock may require the Corporation to redeem all or any part of the Common Stock owned by that holder, upon request to the Corporation or its designated agent, at the net asset value of the shares of Common Stock next determined following receipt of the request in a form approved by the Corporation and accompanied by surrender of the certificate or certificates for the shares, if any. The Board of Directors may establish procedures for redemption of Common Stock. The right of a holder of Common Stock redeemed by the Corporation to receive dividends thereon and all other rights with respect to the shares shall terminate at the time as of which the redemption price has been determined, except the right to receive the redemption price and any dividend or distribution to which that holder had become entitled as the record stockholder on the record date for that dividend.

         (2) (i) The term "Minimum Amount" when used herein shall mean one thousand dollars ($1,000) unless otherwise fixed by the Board of Directors from time to time, provided that the Minimum Amount may not in any event exceed one hundred thousand dollars ($100,000). The Board of Directors may establish differing Minimum Amounts for categories of holders of Common Stock based on such criteria as the Board of Directors may deem appropriate.

              (ii) If the net asset value of the shares of Common Stock held by a stockholder shall be less than the Minimum Amount then in effect with respect to the category of holders in which the stockholder is included, the Corporation may redeem all of those shares, upon notice given to the holder in accordance with paragraph (iii) of this subsection (2), to the extent that the Corporation may lawfully effect such redemption under the laws of the State of Maryland.

              (iii) The notice  referred to in paragraph (ii) of this subsection
     (2) shall be in writing personally delivered or deposited in the mail, at least thirty days (or such other number of days as may be specified from time to time by the Board of Directors) prior to such redemption. If mailed, the notice shall be addressed to the stockholder at his post office address as shown on the books of the Corporation, and sent by first class mail, postage prepaid. The price for shares acquired by the Corporation pursuant to this subsection (2) shall be an amount equal to the net asset value of such shares.

         (3) Payment  for shares of Common  Stock  redeemed  by the  Corporation shall be made by the Corporation within seven business days of such surrender out of the funds legally available therefor, provided that the Corporation may suspend the right of the stockholders to redeem shares of Common Stock and may postpone the right of those holders to receive payment for any shares when permitted or required to do so by applicable statutes or regulations. Payment of the aggregate price of shares surrendered for redemption may be made in cash or, at the option of the Corporation, wholly or partly in such portfolio securities of the Corporation as the Corporation shall select.

         (4) Shares of Common Stock shall be entitled to dividends or distributions, in cash, in property or in shares of Common Stock, as may be declared from time to time by the Board of Directors, acting in its sole discretion, out of the assets lawfully available therefor. The Board of Directors may provide that dividends shall be payable only with respect to those shares of Common Stock that have been held of record continuously by the stockholder for a specified period, not to exceed 72 hours, prior to the record date of the dividend.

         (5) On each matter submitted to a vote of the stockholders, each holder of Common Stock shall be entitled to one vote for each share standing in his name on the books of the Corporation. All holders of shares of stock shall vote as a single class except with respect to any matter which affects only one or more classes of stock, in which case only the holders of shares of the class or classes affected shall be entitled to vote.

         (6) The Board of Directors is authorized to classify or to reclassify, from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of or rights to require redemption of the stock.

         (7) The Corporation may issue shares of Common Stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately, to the respective fractions represented thereby, all the rights of whole shares, including without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon the liquidation of the Corporation, but excluding the right to receive a stock certificate representing fractional shares.

     (b) No stockholder shall be entitled to any preemptive right other than as the Board of Directors may establish.

     (c) Subject to the aforesaid power of the Board of Directors, one series of shares is hereby designated and classified as TANAKA Growth Fund and one hundred fifty million (150,000,000) shares of Common Stock (par value $.01 per share) are hereby initially classified and allocated to such series. TANAKA Growth Fund shall have three classes designated and classified as TANAKA Growth Fund Class A, TANAKA Growth Fund Class B and TANAKA Growth Fund Class R. Fifty million (50,000,000) shares of the Common Stock designated and classified as TANAKA Growth Fund are classified and allocated as TANAKA Growth Fund Class A Common Stock, fifty million (50,000,000) shares of the Common Stock designated and classified as TANAKA Growth Fund are classified and allocated as TANAKA Growth Fund Class B Common Stock, and fifty million (50,000,000) shares of the Common Stock designated and classified as TANAKA Growth Fund are classified and allocated as TANAKA Growth Fund Class R Common Stock.

     (d) At any time when there are no shares outstanding or subscribed for a particular series or class previously established and designated herein or by the Board of Directors, the series or class may be eliminated by the Board of Directors.

     SIXTH: The number of directors of the Corporation shall be such number as may from time to time be fixed by the By-Laws of the Corporation or pursuant to authorization contained in such By-Laws; provided, notwithstanding anything herein to the contrary, the Board of Directors shall consist initially of three directors until such time as the number of directors is fixed as stated above. The names of the directors who shall act as such until successors are duly chosen and qualified are: Graham Tanaka, Thomas R. Schwarz and Michael Seeley.

     SEVENTH: The following provisions are inserted for the purpose of defining, limiting and regulating the powers of the Corporation and of the Board of directors and stockholders.

     (a) In addition to its other powers explicitly or implicitly granted under these Articles of Incorporation, by law or otherwise, the Board of Directors of the Corporation:

         (1) is expressly and exclusively authorized to make, alter, amend or repeal the By-Laws of the Corporation;

         (2) may from time to time determine whether, to what extent at what times and places, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except as conferred by statute or as authorized by the Board of Directors of the Corporation;

         (3) is empowered to authorize, without stockholder approval, the issuance and sale from time to time of shares of stock of the Corporation whether now or hereafter authorized;

         (4) is authorized to adopt procedures for determination of the net asset value of shares of any class of the Corporation's stock; and

         (5) is authorized to declare dividends out of funds legally available therefor on shares of each class of stock of the Corporation payable in such amounts and at such times as it determines, including declaration by means of a formula or similar method and including dividends declared or payable more frequently than meetings of the Board of Directors.

     (b) Notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of the Corporation's stock entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon.

     (c) The presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast on the matter shall constitute a quorum.

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


     (d) Any determination made in good faith by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations, or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation, or liability for which such reserves or charges shall have been created shall be then or thereafter required to be paid or discharged), as to the value of or the method of valuing any investment owned or held by the Corporation, as to market value or fair value of any investment or fair value of any other asset of the Corporation, as to the allocation of any asset of the Corporation to a particular class or classes of the Corporation's stock, as to the charging of any liability of the Corporation to a particular class or classes of the Corporation's stock, as to the number of shares of the Corporation outstanding, as to the estimated expense to the Corporation in connection with purchases of its shares, as to the ability to liquidate investments in orderly fashion, or as to any other matters relating to the issue, sale, redemption or other acquisition or disposition of investments or shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

     (e) The Corporation is not required to hold an annual meeting in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940.

     EIGHTH: (a) To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the corporation shall have any liability to the corporation or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

     (b) The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the full extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to it officers to the same extent as its directors and may do so to such further extent as is consistent with law. The Board of Directors may by By-Law, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the full extent permitted by the Maryland Corporation Law.

     (c) No provision of this Article shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     (d) Reference to the Maryland General Corporation Law in this Article are to the law as from time to time amended. No amendment to the Articles of Incorporation of the Corporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to such amendment.

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


     NINTH: The Corporation expressly reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation or in any amendment thereto in the manner now or hereafter prescribed by the laws of the State of Maryland, including any amendment which alters the contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding stock, and all rights conferred herein are granted subject to such reservation.

     TENTH: The Corporation expressly agrees and acknowledges that the name "TANAKA Funds, Inc." is the sole property of Tanaka Fund Advisers, LLC ("TFA"), that similar names may be used by funds in the investment business which are affiliated with TFA, and that the Corporation's use of such name is with permission of TFA. The Corporation further expressly agrees and acknowledges that its use of such name may be terminated by TFA if the Corporation ceases to use TFA as its Advisor (or to use affiliates of TFA for such purposes). The Corporation further expressly agrees and acknowledges that in such event TFA may require the Corporation to present to its shareholders, at the next annual or special meeting of the Corporation held after such request, a proposal to change the name of the Corporation to delete reference to the name "TANAKA Funds." The Corporation further expressly agrees and acknowledges in such event to use its best efforts to comply promptly with such request to change its name and that the Board of Directors of the Corporation shall recommend such a proposal to its shareholders. The Corporation further expressly acknowledges and agrees, upon shareholder approval of such a proposal, to make and cause to be made such filings to effect the change of name as may be necessary with the State of Maryland, the United States Securities and Exchanger Commission, or other regulatory authorities.


                                 * * * * * * * *


     IN WITNESS WHEREOF, TANAKA Funds, Inc. has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its duly authorized officers who acknowledge that these Articles are the act of the Corporation, that to the best of their knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of the Articles of Amendment and Restatement are true in all material respects and that this statement is made under penalties of perjury.

                                            TANAKA FUNDS, INC.



                                            By:/s/ Graham Y. Tanaka
                                               -----------------------------
                                               Name: Graham Y. Tanaka
                                               Title: President
ATTEST:

By:/s/ Victoria McCann
   ---------------------------------
         Name: Victoria McCann
         Title: Secretary

Dated the 18th day of November, 1998

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